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                                                                     EXHIBIT 5.1

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
                                                   BASS, BERRY & SIMS PLC
        KNOXVILLE OFFICE                  A PROFESSIONAL LIMITED LIABILITY COMPANY                DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                      ATTORNEYS AT LAW                             AMSOUTH CENTER
      KNOXVILLE, TN 37902                                                                 315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                                  REPLY TO:                            NASHVILLE, TN 37238-3001
                                                       AMSOUTH CENTER                              (615) 742-6200
         MEMPHIS OFFICE                       315 DEADERICK STREET, SUITE 2700
   THE TOWER AT PEABODY PLACE                     NASHVILLE, TN 37238-3001                       MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                         (615) 742-6200                           29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                   NASHVILLE, TN 37203-4322
         (901) 543-5900                              WWW.BASSBERRY.COM                             (615) 255-6161
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                                  July 30, 2004

Greene County Bancshares, Inc.
100 North Main Street
Greeneville, Tennessee 37743-4992

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 401(k) Profit Sharing Plan (the Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 75,000 shares (the "Shares") of common stock, $2.00 par value, issuable pursuant to the Plan.

      In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Bass, Berry & Sims PLC